EXHIBIT 99.1

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of section 13(a) or 15(d) of the Security Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Image Systems Corporation,

By:	/s/ Don Volbrecht	By:	/s/ David Sorensen
Don Volbrecht, Controller and Chief Financial Officer		David Sorensen, President and Principal Executive Officer

Date: March 14, 2003